                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: OCTOBER 1, 2004
                                         ---------------
                        (Date of earliest event reported)


                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                      333-52442             36-3856519
            --------                      ---------             ----------
(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
     Incorporation)                                         Identification No.)

24601 Center Ridge Road, Suite 200, Westlake, Ohio              44145-5639
--------------------------------------------------              ----------
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:   (440) 808-9100
                                                     ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 1, 2004, we entered into an asset purchase agreement (the "Agreement") with B.R.G., Inc. and Rip Griffin Truck Service Center, Inc. (collectively "Rip Griffin") to acquire eleven travel center facilities operated by Rip Griffin. Other than the Agreement, there is no material relationship between us and Rip Griffin.

         The Agreement provides for the acquisition of the assets at the eleven travel center facilities operated by Rip Griffin on interstate highways. The eleven travel centers to be acquired are located in Arizona, Arkansas, California, Colorado, New Mexico, Texas and Wyoming. The purchase price for the acquisition is $120 million plus an additional amount for site cash and inventories that will be determined at closing but is estimated to be approximately $8 million. These amounts will be paid in cash. We will also assume the environmental liability related to the acquired sites. The estimated amount of the environmental liability is $1.1 million. The closing of the acquisition is subject to certain conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act. We expect to consummate the transaction before the end of 2004.

         In order to consummate the acquisition, we expect to complete a refinancing of our Senior Credit Facilities. We have received a fully underwritten commitment for an amended and restated credit facility that is expected to close simultaneous with the closing of the acquisition. As amended and restated, we expect that our Senior Credit Facilities will be composed of a seven-year Term Loan C of up to $505 million and a five-year $100 million Revolving Credit Facility. The proceeds received will be used to refinance our current Term Loan B, fund the Rip Griffin acquisition, refinance our master lease facility and general corporate purposes. We believe the terms of the amended and restated credit agreement will be substantially similar to those included in the current credit agreement and consistent with current financing market conditions.

ITEM 7.01  REGULATION FD DISCLOSURE

         On October 6, 2004, we issued a press release regarding the acquisition of the Rip Griffin travel center assets as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

         99.1     Press release dated October 6, 2004

      This release and other reports and statements issued or made from time to time include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this report to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:

         - competition from other travel center and truck stop operators, including additional or improved services or facilities of competitors;

         - the economic condition of the trucking industry, which in turn is dependent on general economic factors;

         -        increased environmental governmental regulation;

         -        changes in the highway infrastructure;

         - changes in governmental regulation of the trucking industry, including regulations relating to diesel fuel and gasoline;

         - changes in accounting standards generally accepted in the United States;

         -        changes in interest rates;

         -        diesel fuel and gasoline pricing;

         -        availability of diesel fuel and gasoline supply;

         - success of new business ventures, including the risks that the business acquired and any other businesses or investments that we have acquired or may acquire may not be successfully integrated into our current business operations; and

         - availability of sufficient qualified personnel to staff company-operated sites.


      All of our forward-looking statements should be considered in light of these factors and all other risks discussed from time to time in our filings with the Securities and Exchange Commission. We do not undertake to update our forward-looking statements to reflect future events or circumstances.

                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRAVELCENTERS OF AMERICA, INC.



                               By:      /s/   James W. George
                                        ---------------------------------------
                                        James W. George,
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary




Date:  October 7, 2004